                                   EXHIBIT C

                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT (this "Voting Agreement") is dated as of June 16, 1999 among Aptec Instruments Ltd., an Ontario corporation, to be continued under the laws of New Brunswick ("Aptec"), and the holders of shares of Common Stock of Nuclear Research Corporation, a Pennsylvania corporation (the "Company"), identified on Schedule 1 (each a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

                  A. Aptec and Aptec Acquisition Corp., a wholly-owned subsidiary of Aptec ("Newco") and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement") providing for the merger of the Company with and into Newco on the terms, and subject to the conditions, set forth therein.

                  B. As an inducement to Aptec and Newco to enter into the Merger Agreement and to incur the obligations set forth therein, the Shareholders have agreed to enter into this Voting Agreement concurrently with the execution and delivery of the Merger Agreement.

                  In consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the Shareholders agree as follows:

                  Section 1. Definitions. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Merger Agreement.

                  Section 2. Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, represents and warrants to Aptec in respect to itself as follows:

                  (a) Authority. Such Shareholder has all requisite power and authority to enter into this Voting Agreement and to comply with its obligations hereunder. This Voting Agreement has been duly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

                  (b) Non-contravention. The execution and delivery of this Voting Agreement do not, and compliance with such Shareholder's obligations hereunder will not, (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Shareholder; (ii) result in a breach or violation of or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under or require any consent, approval or authorization under any provision of any agreement for borrowed money that is secured by a Lien upon the Company Common Stock owned by such Shareholder or any trust or similar agreement applicable to the Company Common Stock owned by such Shareholder.

                  (c) Ownership. Such Shareholder is the record and beneficial owner of, and has valid title to, the shares of NRC Common Stock (the " Shares") and the Pollock Warrants, if any, set forth opposite the name of such Shareholder on Schedule 1, free and clear of any Lien (other than any Lien deemed to be created hereby and restrictions on transfer arising under federal and state securities laws).

                  Section 3. Agreement to Vote. Until the earlier of (i) termination of the Merger Agreement pursuant to Section 7.01 thereof or (ii) the Effective Time, each Shareholder, severally and not jointly, agrees that, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which its vote, consent or approval is sought, such Shareholder will vote, or cause to be voted, its Shares: (i) in favor of the Merger, the approval and adoption of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement; and (ii) against (A) any other merger agreement or other merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any sale or exchange of any other substantial part or all of the stock or assets of the Company (an "Acquisition Transaction") or (B) any amendment to the Company's articles of incorporation or by-laws or other proposal, which amendment or proposal would impede, frustrate, prevent or nullify the Merger or the Merger Agreement or change the voting rights of any class of capital stock of the Company.

                  Section 4. Covenants of the Shareholders. Until the termination of this Voting Agreement pursuant to Section 5, each Shareholder, severally and not jointly, agrees as follows:

                  (a) Except as otherwise provided in the immediately succeeding sentence or pursuant to this Voting Agreement, such Shareholder will not: (i) sell, transfer, pledge, assign or otherwise encumber or dispose of (a "Transfer"), or enter into any contract, option or other arrangement with respect to a Transfer of, such Shareholder's Shares to any Person other than pursuant to the Merger or that certain Acquisition Agreement entered into simultaneously herewith; or (ii) enter into any voting arrangement, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, in connection with any Acquisition Transaction. Aptec acknowledges that the Shareholders have pledged their shares in favor of First Union National Bank in connection with the forbearance and Loan Restructure Agreement dated April 29, 1999.

                  (b) Such Shareholder will not solicit, initiate or knowingly encourage the submission to the Company of any proposal relating to an Acquisition Transaction or participate in any negotiations regarding, or furnish any information to any Person for the purposes of encouraging, a proposal relating to an Acquisition Proposal.

                  Section 5. Termination. This Agreement will terminate on the earlier of (i) October 31, 1999, (ii) the Effective Time or (iii) termination of the Merger Agreement pursuant to Section 7.01 thereof.

                  Section 6. Shareholder Capacity. No Shareholder who is a director or officer of the Company makes any agreement in this Voting Agreement in his or her capacity as such director or officer. Each Shareholder is entering into this Voting Agreement solely in such Person's capacity as a shareholder of the Company. The provisions of this Voting Agreement shall not apply to actions taken or omitted to be taken by any such Person in his or her capacity as a director or officer of the Company.

                  Section 7. Miscellaneous.

                  (a) All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or by facsimile to the respective parties as follows:

                  If to Aptec:

                           Aptec Instruments Ltd.
                           East 50B Caldari Road
                           Concord, Ontario
                           Canada  L4K 4N8
                           Attention:       Edward Zieba

                           with a copy to:

                           Torkin Manes Cohen & Arbus
                           151 Yonge Street, Suite 1500
                           Toronto, Ontario
                           Canada  M5C 2W7
                           Attention: Howard Burshtein

                           and a copy to:

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, New York  10166
                           Telephone: (212) 351-4000
                           Facsimile: (212) 351-4035
                           Attention: Stephan H. Haimo

                  If to any of the Shareholders, to their respective addresses set forth on Schedule A, with a copy to:

                  with a copy if on or before July 4, 1999 to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           111 South 15th Street
                           Philadelphia, Pennsylvania  19102-2678
                           Attention:  Mark K. Kessler, Esq.

                           and if after July 4, 1999 a copy to:

                           Wolf, Block, Schorr & Solis-Cohen LLP
                           1650 Arch Street, 22nd Floor
                           Philadelphia, Pennsylvania 19103
                           Attention: Mark K. Kessler, Esq.

                           and a copy to:

                           Adelman, Lavine, Gold and Levin
                           Two Penn Center Plaza
                           Suite 1900
                           Philadelphia, Pennsylvania 19102
                           Attention: Gary M. Schildhorn, Esq.

or such other address or facsimile number as such party may specify for the purpose by written notice to the other parties. Each such notice, request or other communication will be effective: (i) if delivered in person, when such delivery is made at the address specified in this Section 7(a); (ii) if delivered by overnight courier, the next business day after such delivery is sent to the address specified in this Section 7(a); or (iii) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 7(a) and the appropriate confirmation is received.

                  (b) The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto will not survive beyond the termination of this Voting Agreement.

                  (c) This Voting Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

                  (d) This Voting Agreement will be construed in accordance with and governed by the law of the State of New York applicable to agreements entered into and to be performed wholly within such State.

                  (e) This Voting Agreement may not be amended terminated or supplemented without the prior written consent of Eurisys Mesures SA., which is simultaneously herewith entering into that certain Stock Acquisition Agreement in reliance on the Shareholders' covenants and representations in this Voting Agreement and is an intended third party beneficiary hereof.

                  (f) This Voting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party shall have received counterparts hereof signed by all of the other parties.

                  IN WITNESS WHEREOF, each of the parties has caused this Voting Agreement to be duly executed as of the day and year first above written.



                                   APTEC INSTRUMENTS LTD.


                                   By:  /s/ Edward Zieba
                                        -----------------------------
                                        Name:
                                        Title:


                                   Earl M. Pollock


                                   By:  /s/ Earl M. Pollock
                                        -----------------------------
                                        Name: Earl M. Pollock


                                   Dorthy Pollock


                                   By: /s/ Dorothy Pollock
                                       ---------------------------
                                       Name: Dorothy Pollock
ACKNOWLEDGED


EURISYS MESURES SA


By:    /s/ Christian Petit
       ------------------------
       Name: Christian Petit
       Title: Chairman & CEO

                                   SCHEDULE 1

                     HOLDERS OF NRC COMMON STOCK AND OPTIONS